EXHIBIT 3(b)


                             BY-LAWS








































                             BY-LAWS

                                OF

                     Versus Technology, Inc.

                     (A DELAWARE CORPORATION)


                            ARTICLE I

                           DEFINITIONS

     As used in these By-laws, unless the context otherwise requires, the term:

     1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

     1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

     1.3 "Board" means the Board of Directors of the Corporation.

     1.4 "By-laws" means the initial By-laws of the Corporation, as amended from time to time.

     1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the corporation, as amended, supplemented or restated from time to time.

     1.6 "Chairman of the Board" means the Chairman of the Board of Directors of the Corporation.

     1.7  "Chief Executive Officer" means the Chief Executive
Officer of the Corporation.

     1.8  "Corporation" means Versus Technology, Inc.

     1.9  "Directors" means directors of the Corporation.

     1.10 "General Corporation Law" means the General Corporation
Law of the State of Delaware, as amended from time to time.

     1.11 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General
Corporation Law to the contrary notwithstanding.

     1.12 "President" means the President of the Corporation.

     1.13 "Secretary means the Secretary of the Corporation.



                                        53


     1.14 "Stockholders" means stockholders of the Corporation.

     1.15 "Total number of directors" means the total number of directors determined in accordance with Section 141(b) of the General Corporation Law and Section 3.2 of the By-laws.

     1.16 "Treasurer" means the Treasurer of the Corporation.

     1.17 "Vice President" means a Vice President, including an
Executive Vice President or Senior Vice President, if any, of the
Corporation.

     1.18 "Whole Board" means the total number of directors of the Corporation.


                            ARTICLE 2

                           STOCKHOLDERS

     2.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of the meeting or in any waiver of notice thereof.

     2.2 Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as properly may come before the meeting at a location, date and time determined by the Board.

     2.3 Special Meetings. A special meeting of the stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the Chairman of the Board or Chief Executive Officer or President to be held on the date and the time and place within or without the State of Delaware as the Board, the Chairman of the Board, the Chief Executive Officer or the President, whichever has called the meeting, shall direct.
At any special meeting of stockholders, the only business that may be transacted shall be business related to the purpose or purposes of the meeting set forth in the notice thereof given pursuant to Section 2.5 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.6 of the By-laws.

     2.4 Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the

record date for any such determination of stockholders. The record date shall not be more than sixty nor less than ten days before the date of the meeting, nor more than sixty days prior to any other action. If no record date is fixed:


          2.4.1 The record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given or, if no notice is given or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held;

          2.4.2 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent setting forth the action taken or proposed to be taken is delivered to the Corporation;

          2.4.3 The record date for determining stockholders for any purpose other than those specified in Sections 2.4.1 and
     2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, the determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

     2.5 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 2.4 and 2.6 of the By-laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place,



notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.6 Waivers of Notice. Whenever notice is required to be given to the stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or the By-laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     2.7 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The stockholders list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.8 Quorum of Stockholders; Adjournment. The holders of one-half of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at the meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjournment meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.



     2.9 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 2.4 of the By-laws. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote those shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at that meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot.
Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

     2.10 Selection and Duties of Inspectors at Meeting of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.
The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and shall do such acts



as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

     2.11 Organization. At every meeting of stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, shall act as chairman of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

     2.12 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at the meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

     2.13 Written Consent of Stockholders without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                            ARTICLE 3

                            DIRECTORS

     3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of its Board. The Board may adopt such rules and regulations, not inconsistent


with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts that are not required by the By-laws or the Certificate of Incorporation or by law to be exercised and performed by the stockholders.

     3.2 Number; Qualification; Term of Office. The Board shall consist of one or more members. The total number of directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the stockholders or by action of the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     3.3 Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

     3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any other reason, including the removal of directors with cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.5 Resignations. Any director may resign at any time by written notice to the Corporation. A director's resignation shall take effect at the time therein specified and, unless otherwise specified, the acceptance of any resignation shall not be necessary to make it effective.

     3.6  Removal of Directors.  Subject to the provisions of
Section 141(k) of the General Corporation Law, any or all of the directors may be removed with or without cause, by the holders of a majority of the shares of capital stock then entitled to vote at an election of directors.

     3.7 Compensation. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time



determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefore.

     3.8 Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

     3.9 Annual Meetings. On the day when and at the place where the annual or special meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of the meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

     3.10 Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour at the same place on the first business day thereafter that is not a Saturday, Sunday or legal holiday.

     3.11 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least three days before the date on which the meeting is to be held; or the notice shall be sent to each director at his address by telegraph, cable, wireless, or be delivered to him personally, not later than the day before the date on which the meeting is to be held. Every notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to



the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereof prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. The mailing shall be by first class mail.

     3.12 Adjournment Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

     3.13 Waivers of Notice. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or of a committee of directors, need be specified in any written waiver of notice.

     3.14 Organization. At each meeting of the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the President of the Corporation, shall preside. The Secretary shall act as Secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and Assistant Secretaries, the person presiding at the meeting may appoint any person to act as Secretary of the meeting.

     3.15 Quorum of Directors. On-half of the total number of directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

     3.16 Action by the Board. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may



be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at the meeting. Except as otherwise provided by the Certificate of Incorporation or By-laws, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at that time, shall be the act of the Board.


                            ARTICLE 4

     EXECUTIVE COMMITTEE, OTHER COMMITTEES AND ADVISORY BOARD

     4.1 Committees. The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to the term of office of the directors and these By-laws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member.

     4.2 Advisory Board. The Board may designate from among its members and/or among outside advisors or consultants an Advisory


Board, which shall advise the Board as to matters specifically submitted thereto but shall have no authority to act in the place of the Board or to bind the Board in any matter. Each of the members of the Advisory Board shall serve at the pleasure of the Board.

                            ARTICLE 5

                             OFFICERS

     5.1 Officers. The Board may elect or appoint a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, may elect or appoint one or more Vice Presidents and such other officers, including a Chief Operating Officer, as it may determine. The Board may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 5.2 of the By-laws.
Any two or more offices may be held by the same person. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board may from time to time determine.

     5.2 Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.3 Resignations. Any officer may resign at any time by notifying the Board or the President or the Secretary in writing. A resignation shall take effect at the date of receipt of the notice or at any later time as is therein specified and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

     5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to that office.

     5.5 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.


     5.6 Chairman of the Board. The Chairman of the Board shall be a member of the Board and shall preside at all meetings of the Board. He shall have general supervision over the business of the Corporation and such specific powers as the Board may assign to him.

     5.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and operational supervision over the business of the Corporation, subject, however, to the control of the Board and any duly authorized committee of directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall, if present, preside at all meetings of the stockholders. He may, with the President or Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board.

     5.8 President. The President shall be the chief operating officer of the Corporation and shall be responsible for the general and day-to-day management of the business of the Corporation. In the absence of the Chief Executive Officer or upon his request, the President shall perform the duties of Chief Executive Officer and when so acting shall have all the powers of the Chief Executive Officer. The offices of Chief Executive Officer and President may, alternatively, be held by the same person.

     5.9 Vice Presidents. At the request of the Chairman of the Board, the Chief Executive Officer and the President, or in their absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board, the Chief Executive Officer or the President.

     5.10 Secretary. The Secretary, if present, shall act as Secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of capital stock the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or by President.

     5.11 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman of the Board, the Chief Executive Officer, the President and the Board, whenever they shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where those books and records are kept; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board, the Chief Executive Officer or the President; and he may sign with such officers certificates for shares of capital stock of the Corporation.



     5.12 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the President. Assistant Secretaries and Assistant Treasurers may, with the Chairman of the Board, the Chief Executive Officer or the President or a Vice President, sign certificates for shares of capital stock of the Corporation.


                            ARTICLE 6

          CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     6.1 Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

     6.2 Loans. The Chief Executive Officer, the President or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. The aforementioned authority conferred by the Board may be general or confined to specific instances or otherwise limited.

     6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in the manner determined from time to time by resolution of the Board.

     6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.








                            ARTICLE 7

                       STOCK AND DIVIDENDS

     7.1 Certificates Representing Shares. The shares of capital stock of the Corporation and any warrants or other securities and the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before the certificate is issued, the certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if that signatory continued to be an officer, transfer agent or registrar at the date of issue.

     7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation or other securities of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock or other securities of the Corporation properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock or other securities of the Corporation shall stand on the books of the Corporation shall be deemed the owner thereof and, in the case of shares of capital stock of the Corporation, to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock of the Corporation shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until the transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

     7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and


registry offices or agents at such place or places as may be determined from time to time by the Board.

     7.4  Lost, Destroyed, Stolen and Mutilated Certificates.
The holder of any shares or other securities of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing those securities, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of the loss, destruction, theft or mutilation and to advertise that fact in such manner as the Board may require, and to give the Corporation or its transfer agents and registrars a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with that claim.

     7.5 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock and other securities of the Corporation.

     7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing the capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the capital stock, a restriction even though permitted by Section 202 of the General Corporation Law shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of the capital stock are parties to an agreement or voted in favor of the restriction.

     7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of applicable law, the Board

     7.7.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock of the Corporation in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

     7.7.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness;

     7.7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may deem conducive to the best interests of the Corporation.


                            ARTICLE 8

                         INDEMNIFICATION

     8.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation (or any constituent or predecessor corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the General Corporation Law. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

     8.2 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or


was a director, officer, employee or agent of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, Section 8.1 of the By-laws or under the General Corporation Law or any other provision of law.


                            ARTICLE 9

                        BOOKS AND RECORDS

     9.1 Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of the stockholders, the Board and any committee of the Board at such places, within or without the State of Delaware, as the Board may from time to time determine. The Corporation shall keep at the office designated in the Certificate of Incorporation, or at the office of the Corporation or of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares of capital stock and/or other securities of the Corporation held by each and the dates when they respectively become the owners of record thereof.

     9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.


                            ARTICLE 10

                               SEAL

     The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Delaware."




                            ARTICLE 12

                      VOTING OF SHARES HELD

     Unless otherwise provided by resolution of the Board, the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such corporation, and may instruct the person or persons so appointed as to the manner of casting votes or giving consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.


                            ARTICLE 13

                            AMENDMENTS

     The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of the shares of capital stock of the Corporation entitled to vote in the election of directors. the By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by the Board. Any By-laws adopted, altered, amended or supplemented by the Board may be altered, amended, supplemented or repealed by the stockholders entitled to vote thereon.


















